Exhibit 10.26



Description of Management Incentive Plan
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Purpose: The Management Incentive Plan is designed to provide attractive and competitive financial rewards when solid results are achieved. Incentives are used to reward managers for continuous improvements in operating and financial results and for growing the business in a profitable way. The plan allows flexibility for rewarding individual performance.

The Company's Management Incentive Plan provided target annual incentive awards for Fiscal 2004 contingent upon the attainment of the following performance goals: sales; profitability; cash flow; and the executive's individual performance objectives. With respect to Corporate Staff executives, 30% of the incentive was based on the attainment of a net income goal, 30% on a free cash flow goal and 40% on achieving individual performance goals. With respect to operating unit executives, 25% of the incentive was based on the attainment of sales goals, 25% on the attainment of operating income goals, 25% on the attainment of operating cash flow goals and 25% on achieving individual performance goals.